UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 23, 2010

CHICOPEE BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Massachusetts	0-51996	20-4840562
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

70 Center Street, Chicopee, Massachusetts		01013
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:		(413) 594-6692

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 24014a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 24014d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 24013e-4(c))

Item 8.01	Other Events

On November 23, 2010, Chicopee Bancorp, Inc. (the “Company”), the holding company for Chicopee Savings Bank, announced that the Company has completed its fourth stock repurchase program which was announced on February 26, 2010. The Company acquired 318,952 shares of its outstanding common stock at an average purchase price of approximately $11.75 per share. On November 19, 2010, the Company announced the adoption of its fifth stock repurchase program to acquire up to an additional 303,004 shares of its outstanding common stock. The press release announcing the completion of the Company’s fourth stock repurchase program is included as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

Exhibit 99.1	Press Release dated November 23, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CHICOPEE BANCORP, INC.
DATE: November 24, 2010	By:	/s/ Guida R. Sajdak
Guida R. Sajdak
Senior Vice President, Chief Financial Officer and Treasurer